Exhibit 99.(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form N-2 of Ares Capital Corporation (the “Registration Statement”) of our reports dated February 7, 2024, with respect to the consolidated financial statements of Ares Capital Corporation and the effectiveness of internal control over financial reporting, which reports appear in the annual report on Form 10-K of Ares Capital Corporation for the year ended December 31, 2023 (the “Form 10-K”), and of our report dated February 7, 2024, with respect to the senior securities table attached as an exhibit to the Form 10-K. We also consent to the references to our firm under the headings, “Financial Highlights,” “Senior Securities,” and “Independent Registered Public Accounting Firm” in this Registration Statement and “Senior Securities” and “Controls and Procedures” in the Form 10-K.

We also consent to the incorporation by reference in the Registration Statement of our report dated March 22, 2024, with respect to the consolidated financial statements of Ivy Hill Asset Management, L.P., which report appears in the Form 10-K/A of Ares Capital Corporation dated March 22, 2024.

/s/ KPMG LLP

Los Angeles, California
May 1, 2024